EXHIBIT 5.1


                                   LAW OFFICES
                                       OF
                                   DAN BRECHER
                           99 Park Avenue, 16th Floor
                            New York, New York 10016
                                  212-286-0747
                                Fax: 212-808-4155
                        e-mail: brecherlaw@compuserve.com


                                  June 7, 2004

VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:  Peak Entertainment Holdings, Inc.
              Form SB-2 Registration Statement, as amended
              File No. 333-112430


Ladies and Gentlemen:

     We have acted as counsel to Peak Entertainment Holdings, Inc., a Nevada corporation (the "Company"), in connection with the registration of 12,500,000 shares of the Company's common stock, par value $.001 per share, which includes up to 6,366,667 shares issuable upon conversion of convertible debentures and up to 4,550,000 shares issuable upon the exercise of common stock purchase warrants (collectively, the "Shares"), pursuant to a Registration Statement on Form SB-2, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date of this letter. Such Shares will be sold from time to time by the selling stockholders named in the Registration Statement (the "Selling Stockholders").

     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

     Based on our examination mentioned above, we are of the opinion that the Shares to be registered for sale by the Selling Stockholders pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable, under the laws of the State of Nevada.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.


                                                /s/ Law Offices of Dan Brecher
                                                Law Offices of Dan Brecher